Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04640-TBD DRILLING TOOLS INTERNATIONAL CORPORATION 10370 RICHMOND AVENUE, SUITE 1000 HOUSTON, TEXAS 77042 DRILLING TOOLS INTERNATIONAL CORPORATION Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposals: 2. To approve, pursuant to Section 204 of the Delaware General Corporation Law, the ratification of the elections of directors conducted at DTI's 2024, 2025, and 2026 Special Meetings of Stockholders (the "Prior Elections"), at which all of DTI's directors were elected to one-year terms rather than the staggered three-year terms contemplated by Article V, Section A of DTI's Second Amended and Restated Certificate of Incorporation, retroactive to the date of each of the Prior Elections. 3. To approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal or the Ratification Proposal. 1. To approve the issuance of Drilling Tools International Corporation ("DTI") common stock to stockholders of Saltire Energy Limited and Foxley Energy Limited (together, the "Companies") in connection with the acquisition of the Companies by DTI pursuant to the Share Purchase Agreement, dated as of October 8, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DTI2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 21, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

T04641-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. Continued and to be signed on reverse side DRILLING TOOLS INTERNATIONAL CORPORATION Special Meeting of Stockholders December 22, 2026 1:00 p.m. Central Time This proxy is solicited by the Board of Directors The stockholders hereby appoint R. Wayne Prejean and David Johnson, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may be properly presented, all of the shares of common stock of DRILLING TOOLS INTERNATIONAL CORPORATION that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m., Central Time on December 22, 2026 virtually at www.virtualshareholdermeeting.com/DTI2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein and in accordance with the direction of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.